SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):              February 24, 2005

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA		94043-1351

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:                    (650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in its Form 10-Q for the quarter ended December 24, 2004, Silicon Graphics, Inc. (the “Company”) is in the process of renewing or replacing its asset-based line of credit, which matures in April 2005. On February 24, 2005, the Company entered into an Amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement between the Company and Wells Fargo Foothill, Inc. that, during the period from February 24 through April 11, 2005, eliminates certain restrictions on eligible accounts and revolver advances and sets the daily unrestricted cash balance requirement at $30 million. The description of the Amendment set forth above is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In its Form 10-Q for the quarter ended December 24, 2004, the Company disclosed its intent to initiate restructuring actions in the third quarter of fiscal 2005 with a goal to reduce expenses by at least 10% from current levels.  On February 24, 2005, the Company began to implement these restructuring actions with notifications to affected employees in the U.S. and certain international locations. Notifications were substantially completed in the U.S. in February 2005 with the balance to follow over a reasonable period. This restructuring is expected to reduce the total number of positions by approximately 200.

In addition to the severance actions outlined above, the restructuring will include future lease payments relating to exiting a portion of, one building in the Company’s U.S. corporate headquarters and, to a lesser extent, the elimination of a small number of sales facilities worldwide, relocation of certain administrative functions from California to lower-cost locations in other parts of the U.S. and modest charges associated with contract cancellations.

The Company currently estimates that the total costs to be incurred in connection with these restructuring actions will be between $19 million and $23 million. Of this total, the Company estimates that between $8 million and $10 million principally relates to severance benefits, and between $11 million and $13 million represents facilities-related charges and modest costs for contract cancellations. Substantially all of these costs will require the outlay of cash, although the timing of payments relating to leased facilities will be unchanged by the restructuring action and the Company’s severance programs provide wherever practical for payments to be made over the same period in which the payroll expenses otherwise would have been incurred, with the objective of minimizing incremental cash expense. The Company expects the majority of the restructuring charges to be reflected in its financial results for the quarter ending March 25, 2005 and the restructuring to be principally completed by the end of the fiscal quarter ending September 30, 2005.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company's future financial position and results, are forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update any statement in light of new information or future events. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s SEC filings, including, but not limited to, its Form 10-Q for the quarter ended December 24, 2004.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amendment dated February 24, 2005 to the Amended and Restated Loan and Security Agreement between the Company and Wells Fargo Foothill, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: March 2, 2005	By:	/s/ Sandra M. Escher

Sandra M. Escher
Senior Vice President and
General Counsel